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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 20, 2004
                                                           (JULY 8, 2004)

                           METRETEK TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                      0-19793                  84-11698358
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
of incorporation)                                            Identification No.)

             303 EAST 17TH STREET, SUITE 660, DENVER, COLORADO 80203
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               (Address of principal executive offices)    (Zip code)

       Registrant's telephone number, including area code: (303) 785-8080

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On August 20, 2004, the Board of Directors of Metretek Technologies, Inc., a Delaware corporation (the "Company"), approved three forms of agreements for certain grants under the Company's 1998 Stock Incentive Plan, as amended (the "Plan"): a form of Incentive Stock Option Agreement, a Form of Non-Qualified Stock Option Agreement, and a form of Restricted Stock Agreement. These agreements are to be used in grants made under the Plan to the Company's directors, executive officers, non-executive officers, employees and consultants and advisers. These agreements will set forth the amount and type of equity grant under the Plan, and the terms and conditions of exercise, vesting and (for stock option grants) exercise price, all as permitted under the Plan and as authorized by the Board of Directors or Compensation Committee of the Board under the terms and conditions of the Plan.

      The full texts of these forms of agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference. The foregoing summary is qualified in entirety to, and should be read in conjunction with, such exhibits.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

      On July 8, 2004, two holders ("Preferred Stockholders") of outstanding shares of the Company's Series B Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), converted a total of 250 shares of Series B Preferred Stock, including accrued and unpaid dividends thereon. Upon conversion, the converting Preferred Stockholders received an aggregate of 120,040 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), including an aggregate of 3,906 shares of Common Stock (the "Additional Shares") intended to compensate the converting Preferred Stockholders for dividends that they would have receive on the converted shares of Series B Preferred Stock between the date of conversion and December 9, 2004, the mandatory redemption date of the Series B Preferred Stock, plus warrants ("Warrants") to purchase an aggregate of 120,040 shares of Common Stock. The Warrants are exercisable on or after November 6, 2004 at an exercise price of $3.0571 per share of Common Stock and expire on June 9, 2005. The exercise price of the Warrants is the same price as the conversion price of the Series B Preferred Stock. The shares of Common Stock issued in the conversion, other than the Additional Shares, may be resold under a currently effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act").

      The issuance of the Common Stock and the Warrants in the foregoing private placement was made by the Company in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. The offers and sales were made to accredited investors as defined in Rule 501(a) under the Securities Act; no general solicitation was made by us or any person acting on our behalf; the securities sold were subject to transfer restrictions, and the certificates for those securities contained an appropriate legend stating that they had not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (C)   EXHIBITS

            10.1 Form of Incentive Stock Option Agreement by Metretek Technologies, Inc. and the grantee under the Metretek Technologies, Inc. 1998 Stock Incentive Plan, as amended.

            10.2 Form of Non-Qualified Stock Option Agreement by Metretek Technologies, Inc. and the grantee under the Metretek Technologies, Inc. 1998 Stock Incentive Plan, as amended

            10.3 Form of Restricted Stock Agreement by Metretek Technologies, Inc. and the grantee under the Metretek Technologies, Inc. 1998 Stock Incentive Plan, as amended

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METRETEK TECHNOLOGIES, INC.

                                       By: /s/ W. Phillip Marcum
                                           -------------------------------------
                                           W. Phillip Marcum
                                           President and Chief Executive Officer

Dated: August 23, 2004

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